UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2020

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:

(480) 333-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2020, Insight Enterprises, Inc. (the “Company”) announced the appointment of Joyce Mullen, age 58, to the position of President, North America Region, effective October 26, 2020.  Ms. Mullen was formerly President, Global Channel, Embedded & Edge Solutions for Dell Technologies.  Ms. Mullen spent the previous 21 years at Dell Technologies serving in a variety of sales, service delivery, and IT solutions roles, and brings broad expertise in the channel and demonstrated leadership in delivering technology services and solutions to clients.  The Company has entered into an employment agreement with Ms. Mullen, pursuant to which she will receive the following compensation and benefits:

•	an annual base salary of $600,000;

•	participation in the Company’s 2020 cash incentive compensation plan, with a target incentive bonus of 100% of her base salary;

•	eligibility to participate in annual equity-based compensation awards with a value of $1,000,000;

•	one-time grant of RSUs with a value of $3,000,000 and a one-time relocation benefit of $500,000; and

•

in the event of termination of employment (i) without cause or for good reason, a payment equal to her then current annual base salary, previous year’s bonus, pro-rated bonus for the current year and reimbursement for the actual cost of COBRA coverage for up to twelve months and (ii) in the event of a termination of employment following a change in control, a payment equal to two times the items described above and COBRA coverage for up to twenty-four months.

There are no arrangements or understandings between Ms. Mullen and any other person pursuant to which she was appointed to serve as an officer of the Company.  There are also no family relationships between Ms. Mullen and any director or executive officer of the Company, and Ms. Mullen does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Mullen serves on the Board of Directors of The Toro Company (NYSE:TTC), a manufacturer and marketer of turf maintenance equipment and services.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 17, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date: September 17, 2020	By:	/s/ Glynis A. Bryan
Glynis A. Bryan
Chief Financial Officer